UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2010

YUHE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-34512	87-0569467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Hailong Street
Hanting District, Weifang, Shandong Province
The People’s Republic of China
(Address of principal executive offices, including zip code)

(86) 536 736 3688
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2010 annual meeting of stockholders of Yuhe International, Inc. (the “Company”) was held on Wednesday, December 15, 2010 at Dong Ming Hotel, No 361, Dong Fang Road, Jingjikaifa District, Weifang City, Shandong Province, China. Of the 19,709,563 shares of our common stock entitled to vote at the meeting, 17,327,355 shares, or 87.9%, were represented at the meeting in person or by proxy, constituting a quorum.  The voting results are presented below.

1.	Election of Directors

Our shareholders elected the five nominees below to hold office until the 2011 annual meeting of shareholders or until their successors are elected and qualified.  Each of the nominees received more than a majority of the votes cast.  The votes regarding the election of directors were as follows:

Nominee	For	Authority Withheld	Broker Non-Votes

Gao Zhentao	13,490,881	4,185	3,832,289
Peter Li	13,490,881	4,185	3,832,289
Liu Yaojun	13,490,881	4,185	3,832,289
Greg Huett	13,490,881	4,185	3,832,289
Han Chengxiang	13,490,881	4,185	3,832,289

2.	Ratification and Approval of the Appointment of Independent Auditor

The appointment of Child, Van Wagoner & Bradshaw, PLLC as the Company’s independent auditor for the fiscal year ending December 31, 2010 was ratified and approved by the following votes:

For	Against	Abstained	Broker Non-Vote

17,200,206	113,140	2,484	11,525

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yuhe International, Inc.

Date: December 16, 2010	By:	/s/ Gao Zhentao
Gao Zhentao
Chief Executive Officer

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